UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

HMS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of HMS Holdings Corp. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2017. As a result of the process, on August 24, 2017, the Audit Committee approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017 and the dismissal of KPMG LLP, effective immediately. KPMG LLP will continue to provide non-audit services to the Company.

The reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weaknesses related to the estimated liability of appeals and the accounts receivable allowance have been identified and included in management’s assessment in Item 9A of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2017.

During the Company’s fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through August 24, 2017, there were no: (i) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in their reports to the Company’s consolidated financial statements for such years, or (ii) reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG LLP with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the SEC and has requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG LLP’s letter dated August 29, 2017 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years and the subsequent interim period through August 24, 2017, neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
16.1	Letter of KPMG LLP dated August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: August 29, 2017	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG LLP dated August 29, 2017